Exhibit 99

FOR IMMEDIATE RELEASE

Innovo Group Reports Net Income of $2.0 million on $41.1 million in Revenues for the Third Quarter of Fiscal 2004

LOS ANGELES, October 12, 2004 — Innovo Group Inc. (NASDAQ: INNO) today reported its financial results for the three months ended August 28, 2004, or its third quarter of fiscal 2004, in its quarterly report on Form 10-Q filed with the Securities and Exchange Commission.  The following is a summary and discussion of certain of these results and events and should be read in conjunction with the Company’s financial statements as disclosed in its quarterly report on Form 10-Q.

•                  Net revenues for the third quarter of fiscal 2004 increased to $41,122,000 compared to $21,906,000 in the prior year comparative period, or an 88% increase.

•                  The Company generated a net income of $2,004,000, or $0.07 per share, for the third quarter of fiscal 2004 compared to a net loss of $2,312,000, or $0.14 per share, for the same prior year period.

During the third quarter of fiscal 2004, the most notable factors that attributed to the Company’s profitability were:

•                  An increase in net sales in both the Company’s apparel and accessory segments, primarily attributable to:

•                  Greater demand for its Joe’s Jeans® branded apparel products in both the domestic and international markets;

•                  An increase in sales of its denim products to its existing private label apparel customers, and the addition of new private label customers for its denim apparel product;

•                  Overall strong demand for denim apparel products in the marketplace;

•                  Improved production and delivery performance; and

•                  Increase in sales to its private label accessory customers and sales of Fetish™ branded accessory products.

•                  An increase in gross margins in its apparel segment as a result of higher gross margins from its branded apparel;

•                  Lower SG&A expenses as a percentage of net sales; and

•                  Lower depreciation and amortization costs.

Jay Furrow, CEO, of Innovo, commented: “We are very pleased with the results reported today.   Our third quarter performance reflects the ongoing implementation of our strategic plan to focus and maximize our core denim and denim-related apparel operations which we believe will be the foundation upon which continued positive results can be achieved. We see further opportunity to build upon our core strengths in denim and denim-related apparel operations through continued strength in our Joe’s® and Joe’s Jean’s® branded apparel products, our new Company-owned denim brand, indie™, and the growth in our private label business with new and existing customers.”

Furrow continued, “Furthermore, the results generated during the third quarter come on the heels of the one of the Company’s worst quarterly financial performances in its history, illustrating the Company’s resiliency and determination and the Company’s underlying strengths and capabilities.  By isolating and removing the operations and activities that have negatively affected our financial results for much of the past twelve months, we believe the Company is positioned to continue on its quest to become a premier denim and apparel company.”

Third Quarter Results Summary

For the third quarter of fiscal 2004, our net sales increased to $41,122,000 from $21,906,000 for the three months ended August 30, 2003, or the third quarter fiscal 2003, or an 88% increase.  We generated net income of $2,004,000 for the third quarter of fiscal 2004 compared to a net loss of $2,312,000 for the third quarter fiscal 2003.  Weighted average shares outstanding on a fully diluted basis for the third quarter of fiscal 2004 were 30,615,000 compared to 17,076,000 in the third quarter of fiscal 2003.

Net Sales

Our net sales increased to $41,122,000 in the third quarter of fiscal 2004 from $21,906,000 in the third quarter of fiscal 2003, or an 88% increase.  The primary reasons for this increase in our net sales were due to:  (i) increased sales to our private label customers in both the apparel and accessories segments, a large portion of which is attributable to sales generated as a result of the Blue Concept Division acquisition; (ii) growth in sales of Joe’s Jeans in both the domestic and international markets; (iii) increased sales from our Fetish™ branded apparel and accessory products; (iv) overall strong demand for denim apparel products in the marketplace; and (v) improved production and delivery performance.

More specifically on a segment basis, net sales for craft and accessory products increased to $5,072,000 in the third quarter of fiscal 2004 from $4,400,000 in the third quarter of fiscal 2003, or a 15% increase.  The increase is primarily a result of higher sales of private label accessory products and continued sales of our Fetish™ branded accessory products.

Net sales for apparel products increased to $36,050,000 in the third quarter of fiscal 2004 from $17,506,000 in the third quarter of fiscal 2003, or a 106% increase.  This increase is primarily a result of: (i) an increase in sales of Joe’s Jeans branded products as a result of increased sales in both the domestic and international markets and a higher number of units sold; (ii) an increase in sales of private label products, particularly sales made in connection with the Blue Concepts Division acquisition in July 2003 to American Eagle Outfitters, Inc.; and (iii) sales of remaining Fetish™ inventory.

Gross Margins

Our gross profit increased to $8,298,000 in the third quarter of fiscal 2004 from $3,893,000 in the third quarter of fiscal 2003, or a 113% increase.  Overall, gross margin, as a percentage of net sales, increased to 20% in the third quarter of fiscal 2004 from 18% in the third quarter of fiscal 2003.  This increase was attributable to: (i) higher net sales, (ii) a price increase for certain branded products, (iii) higher mix of domestic sales in branded apparel; and (iv) better inventory control.

SG&A Expenses

Selling, general and administrative, or SG&A, expenses increased to $5,579,000 in the third quarter of fiscal 2004 from $5,202,000 in the third quarter of fiscal 2003, or a 7% increase.  The slight SG&A increase in the third quarter of fiscal 2004 compared to the third quarter of fiscal 2003 is largely a result of the following factors: (i) an increase in employee costs and related benefits due to: (a) a full quarter impact from the employees acquired associated with the Blue Concept Division acquisition, (b) the hiring of additional designers for the Betsey Johnson® branded apparel line, and (c) the hiring of sales people for the indie™ branded apparel line; and (ii) earn-out expense associated with the purchase of Blue Concept Division.

Net Income

We generated net income of $2,004,000 in the third quarter of fiscal 2004, or income of $0.07 per share on a fully diluted basis, compared to net loss of $2,312,000 in the third quarter of fiscal 2003, or a net loss per share of $0.14 on a fully diluted basis.  Net income in the third quarter of fiscal 2004 compared to the net loss in the third quarter of fiscal 2003 is largely the result of the following factors:  (i) an increase in net sales in both our apparel and accessory segments; (ii) an increase in gross margins in our apparel segment as a result of higher gross margins from our branded apparel; (iii) lower SG&A expenses as a percent of net sales; and (iv) lower depreciation and amortization costs.

Conference Call Information

Innovo’s Chief Executive Officer and Chief Financial Officer will present an in-depth discussion of Innovo Group’s operating performance on its third quarter of fiscal 2004 earnings conference call, which is scheduled for tomorrow, Wednesday, October 13, 2004, at 3:00 p.m. EST.  To participate, please call (800) 591-6944 (U.S.) or (617) 614-4910 (international).  The conference ID number and participant passcode is 79395917 and is entitled the “Q3 2004 Innovo Group Earnings Conference Call.”  The information provided on the teleconference is only accurate at the time of the conference call, and Innovo Group takes no responsibility for providing updated information.  Following the live audio of the conference call, a telephone replay of the conference call will be available beginning at 5:00 PM Eastern Time on Wednesday, October 13, 2004 until 5:00 PM Eastern Time on Wednesday, October 20, 2004 by dialing (888) 286-8010 (U.S) or (617) 801-6888 (international) and using the conference passcode 12551168.  In addition, the conference call will be archived for one week on the Company’s website at www.innovogroup.com from Thursday, October 14, 2004 to Friday, October 22, 2004.

INNOVO GROUP INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	08/28/04	11/29/03
	(unaudited)	(audited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$397	$7,248
Accounts receivable and due from factor, net of allowance for customer credits and allowances of $1,254 (2004) and $2,158 (2003)	2,704	1,683
Inventories	9,293	7,524
Prepaid expenses and other current assets	458	2,115
Assets of discontinued operations	599	1,217
TOTAL CURRENT ASSETS	13,451	19,787

PROPERTY and EQUIPMENT, net	484	850
GOODWILL	12,592	12,592
INTANGIBLE ASSETS, NET	12,032	13,058
OTHER ASSETS	80	78

TOTAL ASSETS	$38,639	$46,365

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable and accrued expenses	$5,855	$6,128
Due to factor	—	332
Due to related parties	386	579
Convertible note payables, net	2,386	—
Note payable to officer	500	500
Current portion of related party long-term debt	267
Liabilities of discontinued operations	402	476
TOTAL CURRENT LIABILITIES	9,796	8,015

RELATED PARTY LONG-TERM DEBT	9,033	21,868

Commitments and Contingencies

8% Redeemable preferred stock, $0.10 par value: Authorized shares 5,000, 194 shares (2004) and (2003)	—	—
STOCKHOLDERS’ EQUITY
Common stock, $0.10 par – shares, Authorized 40,000 Issued and outstanding 29,166 (2004), and 25,785 (2003)	2,917	2,579
Additional paid-in capital	71,701	59,077
Accumulated deficit	(51,517)	(41,824)
Promissory note-officer	(703)	(703)
Treasury stock, 77 shares (2004) and (2003)	(2,588)	(2,588)
Accumulated other comprehensive loss	—	(59)
TOTAL STOCKHOLDERS’ EQUITY	19,810	16,482

TOTAL LIABILITIES and STOCKHOLDERS’ EQUITY	$38,639	$46,365

INNOVO GROUP INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	08/28/04	08/30/03	08/28/04	08/30/03
	(unaudited)	(unaudited)	(unaudited)	(unaudited)

NET SALES	$41,122	$21,906	$87,748	$45,834
COST OF GOODS SOLD	32,824	18,013	73,080	35,275
Gross profit	8,298	3,893	14,668	10,559

OPERATING EXPENSES
Selling, general and administrative	5,579	5,202	21,223	11,614
Depreciation and amortization	394	704	1,219	831
	5,973	5,906	22,442	12,445
INCOME (LOSS) FROM OPERATIONS	2,325	(2,013)	(7,774)	(1,886)
Interest Expense	(338)	(394)	(1,018)	(749)
Other income	30	189	36	346
Other expense	—	(7)	(53)	(1)
INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	2,017	(2,225)	(8,809)	(2,290)
INCOME TAXES	—	22	(6)	69
INCOME (LOSS) FROM CONTINUING OPERATIONS	$2,017	$(2,247)	$(8,803)	$(2,359)

LOSS FROM DISCONTINUED OPERATIONS, NET OF TAX	(13)	(65)	(890)	(165)
NET INCOME (LOSS)	$2,004	$(2,312)	$(9,693)	$(2,524)

EARNINGS (LOSS) PER COMMON SHARE (BASIC)
Earnings (loss) from continuing operations	$0.07	$(0.13)	$(0.32)	$(0.15)
Loss from discontinued operations	0.00	(0.01)	(0.03)	(0.01)
EARNINGS (LOSS) PER COMMON SHARE (BASIC)	$0.07	$(0.14)	$(0.35)	$(0.16)

EARNINGS (LOSS) PER COMMON SHARE (DILUTED)
Earnings (loss) from continuing operations	$0.07	$(0.13)	$(0.32)	$(0.15)
Loss from discontinued operations	$(0.00)	$(0.01)	$(0.03)	$(0.01)
EARNINGS (LOSS) PER COMMON SHARE (DILUTED)	$0.07	$(0.14)	$(0.35)	$(0.16)

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	29,089	17,076	27,884	15,646
Diluted	30,615	17,076	27,884	15,646

INNOVO GROUP INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Nine Months Ended
	08/28/04	08/30/03
	(unaudited)	(unaudited)

CASH USED IN OPERATING ACTIVITIES	$(9,233)	$(7,683)
CASH PROVIDED IN DISCONTINUED ACTIVITIES	74	68
CASH USED IN OPERATING ACTIVITIES	(9,159)	(7,615)

CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from sale of fixed assets	4	6
Proceeds from investment in real estate	98	853
Redemption of preferred shares	—	(368)
Purchases of fixed assets	(134)	(530)
Cash used in investing activities	$(32)	$(39)

CASH FLOWS FROM FINANCING ACTIVITIES
Purchase of treasury stock	$—	$(28)
Payments on notes payables and long term debt	(68)	(501)
Proceeds from issuance of convertible notes payable	2,500	—
Repayments of factor borrowings	(332)	—
Proceeds from note payable to officer	—	500
Proceeds from issuance of stock and exercise of stock options, net of expense	314	9,928
Cash provided by financing activities	$2,414	$9,899
Cash used in discontinued activities	(74)	(67)
Cash provided by financing activities	2,340	9,832

Effect of exchange rate on cash	—	10

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	$(6,851)	$2,188

CASH AND CASH EQUIVALENTS, at beginning of period	7,248	222

CASH AND CASH EQUIVALENTS, at end of period	$397	$2,410

About Innovo Group Inc.

Innovo Group Inc. through its subsidiaries Innovo Inc., Innovo Azteca Apparel, Inc. and Joe’s Jeans, Inc., is a sales and marketing organization designing and selling branded and private label apparel and accessory products to the retail and private label markets. The Company’s craft products include canvas and denim totebags and aprons. The Company’s accessory product line is comprised of such products as licensed and non-licensed backpacks, totebags, waist packs and handbags. The Company’s apparel products consist of knit shirts and women’s high-end denim jeans and knit shirts featuring such labels as the Joe’s® and Joe’s Jeans® brand. The Company currently produces private label and branded label products under licensing agreements or other arrangements. More information is available at the company web site at www.innovogroup.com.

Statements in this news release which are not purely historical facts are forward-looking statements, including statements containing the words “believe,” “estimate,” “project,” “expect” or similar expressions. These statements are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended. All forward-looking statements are based upon information available to Innovo Group Inc. on the date of this release. Any forward-looking statement inherently involves risks and uncertainties that could cause actual results to differ materially from the forward-looking statements.  Factors that would cause or contribute to such differences include, but are not limited to, continued acceptance of the Company’s products in the marketplace, including demand for its products, successful implementation of its strategic plan, including its strategy to build denim and denim-related brands, the ability to generate positive cash flow from operations and asset sales, whether the Company’s investments in the quarter ended August 28, 2004 will result in tangible benefits to the Company and its stockholders, dependence upon third-party vendors, and other risks detailed in the Company’s periodic report filings with the Securities and Exchange Commission.  There can be no assurance that any financial projections set forth in this release can be obtained.  There also can be no assurance that our existing strategy will result in us becoming a premier denim and apparel company.  By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release. Readers are cautioned not to place undue reliance on forward-looking statements.

SOURCE Innovo Group Inc.

Contact:  Marc Crossman of Innovo Group Inc., 323-725-5572

http://www.innovogroup.com

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding Innovo Group’s business which are not historical facts are “forward-looking statements” that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s Annual Report or Form 10-K for the most recently ended fiscal year.